                                                                   EXHIBIT 10.20

                              RESELLER AGREEMENT

          THIS AGREEMENT between Check Point Software Technologies Ltd. ("Check Point") with offices at Jerusalem, Israel and the undersigned ("Reseller"), contains the terms and conditions under which Check Point shall provide to products Reseller.

1.   Appointment
     -----------

     Check Point hereby appoints Reseller and Reseller hereby accepts the non-exclusive appointment to be an authorized Reseller of Check Point's Products as identified in Exhibit A hereto ("the Products") in the United States in accordance with these terms. The initial term of this appointment shall be twelve (12) months commencing on the date hereof. After the expiration of the Initial Term and unless earlier terminated, this Agreement shall be only extended for successive one (1) year terms on written agreement of the parties provided Reseller has both met the goals for the prior year of the Term and has agreed on the new goals for the next year of the Term. Check Point shall have the right, at any time upon 60 days prior written notice, to change, amend, supplement or delete products from the Products Line.

2.   Reseller Duties and Responsibilities
     ------------------------------------

     (a) Reseller represents that it is an experienced vendor of software products, is familiar with the products covered by this Agreement and is able to and will assume full responsibility to develop a program for the successful marketing of the products in accordance with these terms.

     (b) Reseller certifies that it is and will remain and independent contractor and this Agreement shall not create an agency, partnership, employment or other legal relationship with Check Point for any purposes. All representations made or agreements executed by Reseller, pursuant to this Agreement shall be Reseller's sole responsibility. Further, each such agreement shall contain an acknowledgment by the customer that the customer is not relying on any representation or warranties made by Check Point in entering into any agreement with the Reseller.

     (c) Reseller shall meet with Check Point and present a business and marketing plan, and Check Point shall present to the Reseller its plans for marketing, promotion and sales. Check Point shall not be obligated to provide any Products or services to Reseller until Reseller's plan has then been reviewed and agreed with Check Point. Any material deviation by Reseller from the agreed plan, unless approved by Check Point, shall constitute a breach for purposes of
          Section 8(b) of this Agreement.

     (d) Reseller shall be provided at no charge one (1) copy of each of Check Point's Products, which Reseller shall use for demonstration purposes only and not for resale. Such Products shall be returned at the conclusion of this Agreement.

     (e) The appointment of Reseller contained herein is non-exclusive and does not constitute an exclusive grant of any specific territory or geographic area. Check Point reserves the right to market and solicit sales directly, through other distributors and dealers, and through any other channel of distribution at any time in any area where the Reseller is or may contemplate, operating. Reseller will not be entitled to any commission, discount or any other compensation with respect to any such sales conducted by Check Point or any other Reseller unless specifically agreed to in writing by both parties in advance.

     (f) Reseller shall at all times use its best commercially reasonable efforts to promote the sale of Check Point's products consistent with good business ethics and in a manner which will reflect favorably on the good will and reputation of Check Point. Reseller shall at all times refrain from engaging in any illegal, unfair or deceptive trade practices whether with respect to Check Point's products or otherwise.

     (g) No Products will be shipped to Reseller or by Reseller without a signed License Agreement in the form of Exhibit B to this Agreement executed by the end-user and submitted to Check Point, unless a license binding the end-user is otherwise procured to Check Point's satisfaction.

     (h) Reseller shall conduct its business solely under its own name and shall be solely responsible for all salaries, office and related costs, and other expenses in connection with this Agreement. No trademarks, service trademark or trade name license or permission is granted herein except as may be expressly provided in a signed License Agreement between Reseller and Check Point.

     (i) Reseller shall be responsible for the installation of the Products in customers' facilities and for the instruction of customers in their use, and will make professional support available to customers. Reseller may charge its customers for ongoing support services, including charging them for maintenance releases and upgrades for the Products. The prices to be charged by Check Point to Reseller for maintenance releases and upgrades (and the portion of the Reseller's maintenance charges which Reseller shall pay over to Check Point) are set forth in Exhibit B, and are subject to all of the provisions of
          Section 3 of this Agreement.

     (j) Reseller shall indemnify and hold Check Point harmless from and all claims, demands, liabilities, obligations, deficiencies, loses, damages, actions, suits, proceedings, assessments, judgments or settlements, including all legal fees related thereto, that:

          (1) arise from or are connected with the Reseller's modifications, use and distribution of the Products or any misrepresentation, warranty, covenant or agreement on the part of Reseller relating to the Products; and

          (2) arise from or are connected with any breach by Reseller of any provision of this Agreement, including Reseller's representation.

3.   Pricing
     -------

     (a) Reseller will pay to Check Point the applicable Reseller price as specified on Exhibit B for all products ordered and paid for during the term of this Agreement. Check Point shall have the right at any time upon 30 days notice to amend the prices set forth in Exhibit B. Price increases shall take effect with respect to orders accepted on or after the effective date, after such notice period; price decreases shall take effect immediately upon notification. In the event that Check Point decreases prices for a Product and Reseller is holding inventory of the Product, Check Point will provide Reseller with a credit for an amount equal to the difference between the old price and the reduced price for the reduced Product for one month's worth of inventory for such product. The one month's worth of inventory for a Product will be calculated by taking the Reseller's last six months of purchases for the Product and dividing by 6 to establish a one month average inventory.

     (b) Reseller is free to determine its own resale price for the Products. Check Point's Reseller Price List may show suggested end-user prices and such prices are suggestions only. No employees or representative of Check Point has any authority to dictate to Reseller or its dealers what their resale prices for Check Point Products must be or inhibit in any way their pricing discretion with respect to Check Point Products.

     (c) Reseller shall be responsible for all taxes imposed by federal or state authorities arising out of this Agreement that Check Point is required to pay except for taxes based on Check Point's net income.

     (d) Reseller shall be solely responsible to provide Check Point with Resale or other exemption Certificates and Check Point's invoices shall include all applicable taxes unless such Certificates are furnished in advance.

4.   Ordering Procedure
     ------------------

     All orders shall be subject exclusively to the terms and conditions of the License Agreement including Check Point's terms for the licensing of its products. All orders shall be in writing and shall include a signed License Agreement and request delivery within the term hereof. All orders are subject to written acceptance by an officer of Check Point. Orders may be placed by fax, with immediate hard copy follow up.

5.   Deliveries
     ----------

     Check Point will deliver products FOB point of shipment. Such delivery will be set forth in Check Point's acceptance of each order. Check Point will make every reasonable effort to meet the estimated delivery date but shall not be liable for any failure to deliver when such causes are due to reasons beyond its reasonable control. In the absence of specific written instructions, Check Point will arrange for shipment by appropriate transportation but such carrier shall not be deemed an agent of Check Point nor shall Check Point assume any liability regarding shipment including any risk of loss or damage to the Products. All shipping and in-transit insurance costs shall be borne by Reseller.

6.   Payment Terms
     -------------

     The payment terms are initially net 30 days. Check Point retains the right to review Reseller's financial situation from time to time, and change the payment terms in Check Point's sole discretion. In the event that any invoice is not paid when due Reseller shall be subject to full interest at a rate the higher of 1.5% per month or legal maximum until the date of payment. Check Point shall retain a security interest for Reseller meeting its obligations hereunder and Reseller agrees to execute any documents required to enable Check Point to effect such security interest.

7.   Duties and Responsibilities of Check Point
     ------------------------------------------

     (a) Check Point will furnish to Reseller at its prevailing Reseller charges, such marketing, promotional and/or other sales materials as Check Point may create and deem useful to assist the Reseller in its marketing efforts with respect to the Products. Fees for such materials shall not exceed the fees charged to other dealers for the same or similar materials.

     (b) Within ninety (90) days of the date hereof, Check Point will make available to Reseller training in the use, operation and support of the Products. All travel and related expenses in connection with attending such Training shall be borne by the Reseller. Check Point will advise Reseller of the scheduled dates for such training. Attendance at initial Training and any major upgrade or new feature training shall be a condition for the continuation of this Agreement. The receipt of such training by Reseller shall not modify or limit any of Reseller's obligations under this Agreement.

     (c) Check Point will endeavor to enhance the acceptance of its Products to provide Products that meet market needs, and to respond to Reseller's reasonable requests for additional features and support which are consistent with Check Point's overall commercial objectives.

     (d) Check Point warrants that (i) it has no knowledge that the Products infringe or otherwise make use of any copyright, trademark, trade secret or other proprietary right of any other party, and (ii) Check Point has never been sued or received notice that the Products infringe the copyright, trademark, trade secret or other proprietary right of any party. In the event that a third party brings an action alleging that Check Point has infringed upon the copyright, trademark, trade secret or other intellectual property right of a third party, Check Point shall, if promptly advised of the initiation of such action and subject to the limitation contained in Section 7(e), defend such action at its expense and will pay the costs and damages awarded in any such action or the cost of settling such action. In addition, Check Point may take such action as it determines to be necessary to cause the Products not to be infringing while being capable of performing the same function.

     (e) ANY MODIFICATION OR ATTEMPTED MODIFICATION OF A PRODUCT BY RESELLER OR ANY END USER, OR ANY FAILURE BY RESELLER OR AN END USER TO PERMIT MAINTENANCE OR ENHANCEMENTS TO A PRODUCT, SHALL VOID CHECK POINT'S OBLIGATIONS UNDER SECTION 7(d). CHECK POINT SHALL HAVE NO LIABILITY FOR ANY CLAIM OF INFRINGEMENT BASED ON RESELLER'S OR AN END USER'S USE OF ANY ALTERED OR MODIFIED PRODUCT, OR USE OR COMBINATION OF A PRODUCT WITH PRODUCT OR DATA NOT FURNISHED BY CHECK POINT, IF SUCH INFRINGEMENT WOULD NOT HAVE OCCURRED IN THE ABSENCE OF SUCH ALTERNATION OR COMBINED USE.

          EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN SECTION 7(d), CHECK POINT PROVIDES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH REGARD TO ANY PRODUCT, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR TITLE. CHECK POINT SHALL NOT BE LIABLE FOR LOSS OF PROFIT, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS OR ANY OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. RESELLER AGREES TO UNDERTAKE THOSE ACTIONS PERMITTED OR REQUIRED BY THE LAWS AND REGULATIONS OF EACH JURISDICTION IN WHICH RESELLER IS AUTHORIZED TO DISTRIBUTE THE PRODUCTS IN ORDER TO ENSURE THAT THE LIMITS OF CHECK POINT'S LIABILITY AND RESPONSIBILITY UNDER THIS AGREEMENT AND ANY END USER LICENSE ARE VALID AND ENFORCEABLE. RESELLER AGREES THAT CHECK POINT'S TOTAL LIABILITY FOR DAMAGES OF ANY NATURE,

          IF ANY, TOGETHER WITH ANY COSTS INCURRED BY CHECK POINT IN DEFENDING ANY INFRINGEMENT ACTION IN ACCORDANCE WITH SECTION 7(d), SHALL NOT EXCEED FEES PAID TO CHECK POINT BY RESELLER WITH RESPECT TO THE DISTRIBUTION OR USE OF THE PARTICULAR PRODUCT OUT OF WHICH THE DAMAGES AROSE.

8.   Termination
     -----------

     This Appointment and the Agreement is subject to termination upon occurrence of any of the following events:

     (a) The filing by or against Reseller of any action under any federal or state bankruptcy or insolvency laws which is not dismissed and otherwise resolved within 30 days of such event.

     (b) Any breach by Reseller which is not cured within thirty (30) days following written notice from Check Point including the failure to pay any charges when due.

     (c) Breach by Reseller of any license or similar agreement between the parties.

     (d) Any assignment or attempted assignment of this Agreement or any of the obligations under this Agreement without Check Point's prior written consent ("assignment" as used herein includes any change in control of Reseller).

     (e)  Without cause, at any time, upon 120 days prior written notice.

9.   Renewal of Appointment
     ----------------------

     This Appointment shall be subject to renewal only in the event that Reseller has complied with the terms hereof and the parties can mutually agree on goals applicable to the renewal period.

10.  General
     -------

     (a)  Governing Law. This Agreement shall be governed by the laws of the
          -------------
          state of Israel. Any action arising under or relating to this Agreement shall be brought (a) if by Check Point, exclusively in the appropriate federal or state court in or nearest San Mateo, California, and (b) if by Reseller, exclusively in the appropriate court in Tel-Aviv, Israel.

     (b)  Notices.  Notices permitted or required to be given hereunder shall be
          -------
          deemed sufficient is given (i) by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses as specified below or as the respective parties may designate by like notice from time to time or (ii) by telegram, or confirmed fax.

     (c)  Waiver. No failure by either party to take any action or assert any
          ------
          right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     (d)  Assignment.  This Agreement shall be binding on and shall inure to the
          ----------
          benefit of the parties hereto and their respective successors and permitted assigns, subject to the following. This agreement is personal to Reseller and may not be assigned by Reseller. Any direct or indirect change in Reseller's ownership or control shall be deemed a prohibited assignment of this Agreement. This Agreement may be assigned by Check Point at any time.

     (e)  Force Majeure.  Neither party shall be in default of any of the terms
          -------------
          hereof if due to any cause beyond such party's reasonable control.

     (f)  Entire Agreement. The provisions of this document constitutes the
          ----------------
          complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No additions or modifications to the terms of this Agreement shall be effective unless in writing and signed by an officer of each party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the 3rd day of June 1994.

RESELLER
--------

QUALIX GROUP, INC.

By:

-------------------------------
TITLE:
      -------------------------
DATE:                    , 1994
     --------------------
ADDRESS:

-------------------------------

-------------------------------

PHONE:  (415) 572-0200

CHECK-POINT SOFTWARE TECHNOLOGIES, Ltd.

BY:

-------------------------------
TITLE:
      -------------------------
DATE:
     --------------------------
ADDRESS:

-------------------------------

-------------------------------

-------------------------------

PHONE:
      -------------------------
                                The following Exhibits are attached:

                                Exhibit A:  Products

                                Exhibit B:  Prices (Effective ______________)

                                Exhibit C:  Licensor Agreement

                                Exhibit D:  Support Agreement

                                                                     EXHIBIT A
                     CHECKPOINT FIREWALL-1 PRODUCT LIST

          FIREWALL-1 INTERNET GATEWAY

          FIREWALL-1 ROUTER CONTROL CENTER

          FIREWALL-1 NETWORK SECURITY CENTER

          FIREWALL-1 GATEWAY PACKET FILTER MODULE

          FIREWALL-1 SERVER PACKET FILER MODULE

          FIREWALL-1 SINGLE ROUTER EXTENSION

          FIREWALL-1 LIGHT - STARTUP PACKAGE

                                                                       EXHIBIT B

                                                                      April 1994
                        CHECKPOINT FIREWALL-1 PRICE LIST

Special introductory discounts of up to 50% are offered for a limited period of time on FireWall-1 product line. Three months E-mail support is included. Annual service and support fees are 20% of the list price including support and free product upgrades. Quantity discounts are available on all items. Prices in US Dollars.

DESCRIPTION                           ORDER NO.    LIST    INTRODUCTORY
                                                   PRICE      PRICE
FIREWALL-1 INTERNET GATEWAY           CPFW-IGW-1   18900    9450

Single Gateway Right to Use License: Network Object Manager, Services Manager, Rule-Base Editor, Log Viewer, System Monitor, CheckPoint Packet Filter Code Generator, and Packet Filter Module, Distributed Control Module. Media (3.5" floppy, Sun TAR format). Documentation

FIREWALL-1 ROUTER CONTROL CENTER      CPFW-RCC-1   29900    19500

Single Workstation Right to Use License: Network Object Manager, Services Manager, Rule-Base Manager, Status Viewer, Cisco Access List Generator, CheckPoint Cisco Distributed Control Module. Media (3.5" floppy, Sun TAR format). Documentation.

FIREWALL-1 NETWORK SECURITY CENTER    CPFW-NSC-1   39900    28950

Single Right to Use License for: FireWall-1 Internet Gateway FireWall-1 and Cisco Control Center. Media and Documentation.

FIREWALL-1 GATEWAY PACKET FILTER MODULE    CPFW-PFM-1   7990   4990

Supplement Packet Filter Module to be used on a Gateway with CPFW-IGW-1. Single Gateway Right to Use License.

FIREWALL-1 SERVER PACKET FILTER MODULE     CPFW-PFH-1   3990   2490

Supplement Packet Filter Module to be used on a Server (single network interface). Requires CPFW-IGW-1. Single Server Right to Use License.

FIREWALL-1 SINGLE ROUTER EXTENSION      CPFW-PFR-1   1990   1490

Supplement to FireWall-1 Internet Gateway.  Single Right to Use for a Single
Router: Cisco Access List Generator, CheckPoint Cisco Distributed Control
Module.

FIREWALL-1 LIGHT - STARTUP PACKAGE (*)     CPFW-LSP-1   9900   4950

Special Package for Small or Startup sites. Single Internet interface up to 56 Kbps and single Ethernet. Up to 75 network nodes behind FireWall-1.
Scaled version of FireWall-1 Internet Gateway.

(*) exact terms and conditions for this item are not final and are to be determined

                                                                      April 1994
                   CHECKPOINT FIREWALL-1 RESELLER PRICE LIST

Reseller Discounts are subject to the quarterly volume of Purchase Orders received by CheckPoint from the reseller. A Reseller can gain ranks in the course of a quarter or lose ranking at the end of a quarter.

Reseller Margin on Support Services in 40%.

RANK      VOLUME                         DISCOUNT
1.        UP TO $100K                    20%
2.        $100K - $200K                  30%
3.        $200K - UP                     40%

                                                                       EXHIBIT C
                    SOFTWARE RIGHT-TO-USE LICENSE AGREEMENT

          This is the Software License Agreement between "You" and Check Point Software Technologies Ltd. ("Check Point") of 35 Jabotinsky St. Ramat Gan, Israel.

          BY BREAKING THE SEAL OF THE SOFTWARE CONTAINER AND/OR REQUESTING A PASSWORD TO USE THIS PRODUCT YOU WILL BE AGREEING TO BE BOUND BY ALL THE TERMS AND RESTRICTIONS OF THIS LICENSE AGREEMENT. YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE BREAKING THE SEAL AND OPENING THIS SOFTWARE CONTAINER. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD PROMPTLY RETURN THE PACKAGE UNOPENED.

DEFINITIONS:

          "Product" means the software program, original electronic media and all accompanying manuals and other documentation related to the FireWall-1 TM product, together with all enhancements, upgrades, and extensions thereto.

          "Licensed Configuration" means the choice of software tools and features, and the maximum number of concurrent users and the installation of the software, as declared by You in your purchase order, or request for Password, and upon which the licensing fee was based.

          "Licensed-server" means the single CPU (defined by the host ID declared to Check Point) which is used to administer license tokens to enable the Product to operate in accordance with the Licensed Configuration.

          "Password" means the code provided to You by Check Point which enables the Product to operate on the Licensed-server and administer tokens for the specified Licensed Configuration.

LICENSE:

          1. Check Point hereby grants, and You accept, a non-exclusive, non-transferable license only to use the object code of the Product subject to the terms and conditions of this Agreement.

          2. This license permits the use of the Licensed Configuration of the Product by You. Such authorized use is controlled by the Password, which enables the Licensed-server to administer license tokens in accordance with the Licensed Configuration. If your Licensed-server is disabled, Check Point may, at its sole discretion, issue You another Password which will enable you to operate this Product on a substitute Licensed-server. In this event, You agree not to use the original Licensed-server nor its password.

          3. You may not copy the software. You may not make any copies of any documentation associated with the Product, in whole or in part.

          4. The License is valid only for a period of 30 days from the delivery of the Product, and is designed to allow You to evaluate the Product during such period in order to determine whether or not You wish to enter into a longer-term license agreement with Check Point. In the event that You determine to enter into a longer-term license agreement with Check Point, Check Point will assign You a Password that will allow utilization of the Product following the initial 30-day period, and all of the terms and conditions of this Software Right-to-use License Agreement will continue to apply throughout the license period. In the event that You do not determine to enter into a licensing transaction with Check Point by the end of the evaluation period specified above, or that Check Point advises You that discussions with respect to a licensing transaction have terminated, Your rights under this Software Right-to-use License Agreement shall terminate, and You shall promptly return the Product to Check Point, You shall promptly destroy any derivative material relating to the Product, and You shall not retain or use any such material in any form or for any reason.

TITLE, PROTECTION OF INTELLECTUAL PROPERTY, TERMINATION:

          1. The Product is protected under international copyright, trademark and trade secret and patent laws. This license is not a sale. All right, title and interest to the Product, except the limited right of use conveyed hereby, shall remain with Check Point. Copies are provided to You only to allow You to exercise your rights under the license. The Product is licensed to You for your internal use and the Product or any derivative or by-product of the Product may not be used by, sub-licensed, re-sold, rented, or distributed to any other party. You may not assign your rights under this Agreement without the prior written consent of Check Point.

          2. You acknowledge that the source code of the Product, and the concepts and ideas incorporated by this Product, are valuable intellectual property of Check Point. You agree not to copy the Product, nor to distribute any such concepts or ideas to any third party, or to attempt to decipher, reverse translate, de-compile, disassemble or create derivative works based on the Product or any part thereof, or to develop methods to enable unauthorized parties to use the Product, or to develop any other product containing any of the concepts and ideas contained in the Product. Trademarks may be used only to identify printed output produced by the Product. The provisions of this paragraph shall survive the termination of this Agreement.

          3. You agree that Check Point may terminate this Agreement at any time without prior notice in the case of your breach of any of the provisions hereof. Upon termination of this Agreement You agree to destroy all copies of the Product and all documentation and related materials in your possession, and to certify their destruction.

          4. Check Point shall have the right, but not the obligation, to defend or settle, at its option, any action at law against You arising from a claim that your permitted use of the Product under this Agreement infringes any patent, copyright, or other ownership rights of a third party. You agree to provide to Check Point written notice of any such claim within ten (10) days of your notice thereof and provide reasonable assistance in its defense. Check Point has sole discretion and control over such defense, unless it declines to defend or settle, in which case You are free to pursue any alternative You may have.

LIMITED WARRANTY AND LIMITATION OF LIABILITY:

          1. Check Point warrants that the encoding of the software program on the media on which the product is furnished will be free from defects in material and workmanship, and that the Product shall substantially conform to its users manual, as it exists at the date of delivery, for a period of sixty
(60) days from the date You receive the original Password. Check Point's entire liability and your exclusive remedy shall be, at Check Point's option, either (a) return of the price paid for his license, resulting in termination of this Agreement, or (b) repair or replacement of the Product or media that does not meet this Limited Warranty.

          2. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THE PRECEDING PARAGRAPH, THIS PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED. CHECK POINT DOES NOT WARRANT THAT THE PRODUCT WILL MEET YOUR REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. CHECK POINT DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGMENT. Some states or provinces do not allow the exclusion of implied warranties or limitation on how long an implied warranty may last, so the above limitations may not apply to You. This warranty gives You specific legal rights. You may have other rights which vary from state to state.

          3. IN NO EVENT WILL CHECK POINT BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE OF THE PRODUCT, INCLUDING LOST PROFITS OR SAVINGS, WHETHER ACTUAL, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL, IRRESPECTIVE OF WHETHER CHECK POINT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CHECK POINT'S MAXIMUM LIABILITY FOR DAMAGES SHALL BE LIMITED TO THE LICENSE FEES RECEIVED BY CHECK POINT UNDER THIS LICENSE FOR THE PARTICULAR PRODUCT(S) WHICH CAUSED THE DAMAGES. Some states or provinces do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

EXPORT CONTROL:

          This product is sold solely for use in certain countries, which are listed below. The product is subject to the export control laws of the United States and of Israel. None of this software or the underlying information or technology may be downloaded or otherwise exported outside the permitted countries in any manner. In addition the Product may not be sold (1) into Cuba, Haiti, Iraq, Libya, Yugoslavia, North Korea, Iran, or Syria, or to a national or resident of those countries, or (2) anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. By accepting this license, you are agreeing to the foregoing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

COUNTRIES TO WHICH EXPORT PERMITTED:

EUROPE
          Austria, Belarus, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Hungary, Greece, Iceland, Ireland, Italy, Kazakhstan, Luxembourg, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom.

AFRICA

          Botswana, Lesotho, Mauritius, Nigeria, Namibia, South Africa.

FAR EAST

          Australia, Bhutan, Cambodia, Hong-Kong, Japan, Laos, Macau, Maldives, Mongolia, Nepal, New-Zealand, Philippines, South Korea, Sri Lanka, Taiwan, Thailand, Vietnam.

NORTH AMERICA

          Canada, United States.

LATIN AMERICA

          Antigua, Argentina, Barbados, Belize, Bermuda, Bolivia, Brazil, Chile, Columbia, Dominican Republic, Ecuador, Grenada, Guadeloupe Islands, Guatemala, Honduras, Nicaragua, Jamaica, Martinique Islands, Mexico, Panama, Paraguay, Peru, Puerto Rico, El Salvador, Trinidad and Tobago, Uruguay, Venezuela.

GENERAL:

          1. The Software License Agreement contains the complete agreement between You and Check Point, and cannot be varied by any statements or representations made by any other party. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the provisions of this Agreement shall remain in full force and effect.

          2. United States federal law shall govern all patent, copyright and trademark issues arising under or relating to this Agreement. The interpretation of this Agreement shall be governed by the laws of the State of Massachusetts, without giving effect to the conflict of laws principles thereof. All disputes arising under or relating to this Agreement shall be resolved exclusively in the appropriate United States federal court or Massachusetts State court sitting in Boston, Massachusetts. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sales of Goods, the application of which is expressly excluded. This Agreement sets forth the entire understanding and agreement between You and Check Point and may be amended only in writing signed by both parties.

          3. You agree that the Product will not be shipped, transferred, or exported into any country or used in any manner prohibited by the law.

          4. U.S. Government Restricted Rights: This provision applies to Product acquired directly or indirectly by or on behalf of the United States Government. The Product is a commercial product, licensed on the open market at market prices, and was developed entirely at private expense and without the use of any US Government funds. Should you have any questions concerning this Agreement contact the Manufacturer at Check Point, 35 Jabotinsky St. Ramat Gan, Israel.

                                                                       EXHIBIT D
                    QUALIX TECHNICAL SUPPORT 24X7 GUIDELINES
I.   Overview.
     --------

     Qualix Group will provide software support for all products for which the user has purchased product support. This support includes software updates for the support period and access to the Qualix Technical Support team. Support requests will be administered through a coordinated support structure that is geared to provide resolution to customer questions and.

     Qualix maintains a "Read This First" or "FAQ web page" for most products that details the known problems that are frequently encountered by users. When other types of support are required, the support vehicles available include email messages, phone calls, and fax.

II.  Contact Information.
     ------------------------

     email:                  support@qualix.com (preferred method)
     Phone:                  415-638-4042
     24x7                    415-638-1234
     FAX:                    415-572-1300   Attn:  Qualix Technical Support

III. Technical Support Hours.
     ------------------------

     Standard Support Hours
     ----------------------

     Standard support hours are Monday - Friday, 07:00 - 18:00 Pacific Time.

     Premium Support Hours
     ---------------------

     Premium Support Hours are 24 hours per day, 7 days per week. To access this premium support during standard support hours, use the contact numbers listed in Section II above; for after standard support hours, Level 1 and 2 calls are accessed via a staffed answering service, at the 24x7 number listed above, that takes the call and pages members of the support team to contact you directly.

IV.  Duration
     --------

     The duration of software product support is one year in length, unless otherwise noted. The service begins on the first day of the month following the month in which the product was shipped from Qualix.

V.    Renewals
      --------

      Software support renewal invoices will be sent 60 days prior to the software support expiration date.

      Support services not renewed within 30 days of the expiration date will be subject to a reinstatement charge.

VI.   Product Updates/Upgrades
      ------------------------

      Customers who have purchased software support for a product are eligible to receive all software updates, incorporating bug fixes and minor enhancements, for that product.

      Software upgrades, which include major revisions and/or increased functionality, will also be made available. Software upgrades may be subject to additional fees.

      Customers not on support that require updates or upgrades will be required to pay a per incident upgrade fee for each upgrade they wish to receive.

VII.  Call Information
      --------------

      When contacting Qualix with support issues, please have the following information available:

      1.   Product name and revision.
      2.   Hardware type, configuration, and OS version.
      3.   Detailed description of the problem.
      4.   If possible, step-by-step instructions on duplicating the problem.
      5.   Your urgency for resolution of the problem.

VIII. Problem Reporting
      -----------------

     All incoming support requests go to a dispatcher who assigns them to a support engineer who specializes in the product being used. If the dispatcher is unavailable, calls messages are left in voice mail, and the dispatcher assigns them and contacts the customer to provide the name of the engineer and case number assigned to the call. If the call is urgent, you can press 04 after the message and the dispatcher will be paged. Incoming calls are prioritized according to the following schedule, with Level 1 having the highest urgency.

     Level 0 - Installation problems. The software is not yet functional, and the problem is license, configuration, or system software related.

     Level 1 - Software is causing system failures or is destroying data.

     Level 2 - A major level of software functionality is disabled. The customer is unable to perform a work-around and cannot proceed with the intended use of the software.

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

     Level 3 - A minor level of software functionality is disabled. The customer is able to perform a work-around.

     Level 4 - Enhancement requests.

IX.  Response Time Goals
     -------------------

     Response time goals are as follows:

                 Level                     Response Goal
                   0                        00:02:00
                   1                        00:02:00
                   2                        00:04:00
                   3                        00:04:00
                   4                        01:00:00

     Times are stated in dd:hh:mm format where dd is the number of days, hh is the number of hours, and mm is the number of minutes. When averaging, a day is counted as ten hours (an extended business day) rather than 24 hours.

     The Response Goal is the maximum time period that support seeks to call the customer back after the initial call.

X.   Call Escalation
     ---------------

     There are two thresholds for call escalation:

     1. The customer issue is not resolved with the timeframe mutually agreed to by the customer and the support engineer.

     2. The support engineer requires additional resources to resolve customer issue.

     The call escalation ladder is as follows:

          Qualix Support Engineer

          Qualix Senior Support Engineer

          Developer or Vendor Support System

          Qualix senior management.

XI.  Source Code Support
     -------------------

     Qualix limits its support of source code products to their original form. The customer assumes all support obligations for source code products that are modified by the customer.

XII.  Holidays
      --------

      Technical Support will be closed for customers on standard support services on the following days:

          New Year's
          President's Day
          Memorial Day
          Independence Day
          Labor Day
          Thanksgiving Day
          Day After Thanksgiving
          Christmas

XIII. Training and Consulting
      -----------------------

     For those situations where a user's technical needs are not Qualix product-related or exceed that available through Technical Support, Training and Consulting are offered. Please contact your Qualix sales representative for pricing and availability.

XIV. Legal
     -----

     1. All information in this document should be used as a guideline only. This document is subject to and is superseded by all other agreements.

     2. Limitation on Liability; Exclusive Remedy. QUALIX IS NOT RESPONSIBLE FOR LOSS OR INACCURACY OF DATA, OR FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMTED TO, LOSS OF REVENUES AND LOSS OF PROFITS. ANY LIABILITY OF QUALIX OR DEVELOPER UNDER ANY LEGAL THEORY WHATSOEVER WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR IF UNENFORCEABLE, TO REFUND OF THE LICENSE FEE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU.

     3. Warranty. Software programs, however embodied, are provided "AS IS" and Qualix or Developer makes no warranty or representation, whether express or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose and noninfringement. With respect to any software, its quality, performance, merchantability, or fitness for a particular purpose you bear the entire risk as to quality and performance. Should the software programs prove defective following purchase, you assume the entire cost of all necessary servicing or repair.

                                      4